Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-34278 on Form S-8 of PartsBase.com, Inc. of our report dated March 16, 2001, appearing in the Annual Report on Form 10-K of PartsBase.com, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
April 2, 2001